UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane Suite 2000
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 30, 2026, the audit committee (the “Audit Committee”) of the board of directors of Arcadia Biosciences, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

Deloitte’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than the explanatory paragraph regarding the Company’s ability to continue as a going concern due to the Company's accumulated deficit, recurring net losses and net cash used in operations, and resources that will not be sufficient to meet its anticipated cash requirements.

During the Company’s two most recent fiscal years and the subsequent interim period through March 30, 2026, there were no (i) disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions thereto, between the Company and Deloitte on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in its reports covering the Company’s consolidated financial statements for such periods, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that the Company identified material weaknesses in its internal control over financial reporting as of and for the year ended December 31, 2025, as disclosed in Part II, Item 9A, Controls and Procedures, of the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2026 (the “Form 10-K”), as described below.

As described in the Form 10-K, the Company previously identified material weaknesses in its internal control over financial reporting stemming from control deficiencies relating to (i) insufficient segregation of duties in the financial statement close process, and (ii) insufficient information system controls, including access and change management controls. The disclosure in the Form 10-K noted that the Company’s employee headcount has been reduced, resulting in insufficient personnel to maintain proper segregation of duties, which impacts the effectiveness of business process as well as information systems controls.

This reportable event was discussed among the Company’s management, the Audit Committee, and Deloitte. Deloitte has been authorized by the Company and the Audit Committee to respond fully to the inquiries of RJI, the Company’s successor independent registered public accounting firm as further described below, concerning this reportable event or other matters.

The Company has provided Deloitte with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Deloitte is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 30, 2026, in connection with the Company’s dismissal of Deloitte, the Audit Committee approved the engagement of Ramirez Jimenez International CPAs (“RJI”), effective immediately upon the dismissal of Deloitte, as the Company’s independent registered public accounting firm, beginning with the review of the Company’s financial statements for the quarter ending March 31, 2026, and including the audit of the Company’s consolidated financial statements for the year ending December 31, 2026. The decision to retain RJI was approved by the Audit Committee.

During the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, neither the Company, nor anyone on its behalf, consulted RJI regarding (A) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by RJI that RJI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (B) any matter that was either (i) the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act), or (ii) a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated April 3, 2026

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	April 3, 2026	By:	/s/ THOMAS J. SCHAEFER
Thomas J. Schaefer, Chief Executive Officer